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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549




                                   FORM 8-K
                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934




                               January 13, 1995
          ----------------------------------------------------------
               Date of Report (Date of earliest event reported)



                              NASHUA CORPORATION
          ----------------------------------------------------------
            (Exact name of registrant as specified in its charter)




       Delaware                   1-5492-1                  02-0170100
       --------------             -------------             -------------------
       (State of                  (Commission               (I.R.S. Employer
       incorporation)             File Number)              Identification No.)




                              44 Franklin Street
                                P.O. Box 2002
                       Nashua, New Hampshire 03061-2002
             -----------------------------------------------------
                   (Address of principal executive offices)



                                (603) 880-2323
             -----------------------------------------------------
             (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


On January 13, 1995, certain subsidiaries of Nashua Corporation, a Delaware Corporation, (collectively "Nashua"), acquired the Continental European and Northern Ireland-based film processing operations of Nexus Photo Limited, a U.K. company, and its subsidiaries (collectively "Nexus"). The principal operations acquired support mail-order photofinishing services in France and wholesale film processing in Northern Ireland. Also acquired are mail-order photofinishing businesses in Belgium, Netherlands and Spain. Processing for the Continental European business takes place in Deal, England with certain French order fulfillment handled in Boulogne, France. The Northern Irish operation is located near Belfast, Northern Ireland. The assets acquired included all assets, tangible and intangible, including fixed assets, inventories, trade receivables, tradenames, trademarks and goodwill related directly to the Continental Europe and Northern Ireland-based film processing operations, in addition to certain photo processing equipment. Liabilities assumed by Nashua include all third-party trade liabilities and obligations pertaining to the acquired operations. Excluded liabilities and obligations include any litigation, tax liabilities and past service liabilities relating to former or current employees.

Nashua intends to continue the mail-order and wholesale photofinishing operations in the above countries, and may use certain excess photo processing assets acquired in its other mail-order photo processing operations.

Under the terms of the Purchase Agreement, the total purchase price was approximately L16.4 million, plus the assumption by Nashua of the liabilities discussed above. An additional earn out is payable based on certain future film roll volume in the Northern Ireland operation. Approximately L2 million of the purchase price was placed in escrow, which funds shall be released to Nexus upon the transfer of certain photo processing equipment. Approximately L13.2 million of the purchase price was provided by a new $75 million revolving credit facility under an agreement dated January 5, 1995 by and between Chemical Bank, Bank of Montreal and Bank of Boston and Nashua Corporation. The remaining purchase price was paid out of existing cash reserves.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) It is impracticable for Nashua to provide financial statements at this time regarding the transaction described in Item 2. Therefore, Nashua will file the required financial statements under cover of Form 8 as soon as practicable, but no later than March 29, 1995.

(b) It is impracticable for Nashua to provide pro forma financial information at this time regarding the transaction described in Item 2. Therefore, Nashua will file the required pro forma financial information under cover of Form 8 as soon as practicable, but no later than March 29, 1995.

(c)  Exhibits

     4.1 Purchase and Sale Agreement by and among Nashua Corporation and subsidiaries and Nexus Photo Limited and subsidiaries, dated January 13, 1995.

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                                  SIGNATURES



Pursuant to the requirements of the Security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                 NASHUA CORPORATION
                                                    (Registrant)


      January 27, 1995                        /s/ William Luke
Date: ___________________                By ____________________________
                                              William Luke
                                              Vice President-Finance
                                              and Chief Financial Officer
                                              (principal financial and
                                              duly authorized officer)





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                              INDEX TO EXHIBITS


                                                                        PAGE NO.


4.1      Purchase and Sale Agreement, by and among Nashua                 -4-
         Corporation and subsidiaries and Nexus Photo Limited and subsidiaries.








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